                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 28, 1998


                            First Citizens Banc Corp
                            ------------------------
             (Exact name of Registrant as specified in its charter)


              Ohio                        0-25980               34-1558688
              ----                        -------               ----------
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)


           100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
           ----------------------------------------------------------
                    (Address of principle executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

                          Date of report: July 10, 1998
                                          -------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As previously reported by First Citizens Banc Corp ("First Citizens") on its current report on Form 8-K filed with the Securities and Exchange Commission on May 13, 1998, on April 28, 1998, First Citizens acquired Farmers State Bank of New Washington, Ohio ("Farmers"). First Citizens had previously announced that an Agreement and Plan of Merger (the "Agreement") was signed by First Citizens and Farmers on July 3, 1997. The terms of the transaction were negotiated by First Citizens with the Board of Directors of Farmers and Austin Associates, Inc., which represented Farmers.

         The transaction was completed when Farmers became a wholly owned subsidiary of First Citizens. Farmers will continue its present business of providing banking services to the local and surrounding communities. Farmers operates banking offices in New Washington, Tiro, and Chatfield in Crawford County; Green Camp in Marion County; and Richwood in Union County.

         Under the terms of the agreement, First Citizens exchanged 6.06 shares (the "Exchange Ratio") of its common stock for each of the 200,000 shares of Farmers outstanding stock. Based on the closing bid price of First Citizens on July 1, 1997 of $34.50, the transaction would be valued at approximately $41.8 million, or $209.07 per share of Farmers stock.

         In accordance with Item 7 of Form 8-K, First Citizens is submitting with this filing the required historical financial information of Farmers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)(i) The following audited financial statements of Farmers required by item 7(a) of Form 8-K are incorporated herein:

                Farmers State Bank, Balance Sheets
                  December 31, 1997 and 1996...............................5

                Farmers State Bank, Statements of Income
                  The years ended December 31, 1997 and 1996...............6

                Farmers State Bank, Statement of Shareholders' Equity
                  The years ended December 31, 1997 and 1996...............7

                Farmers State Bank, Statements of Cash Flows
                  The years ended December 31, 1997 and 1996...............8

                Notes to Farmers State Bank's Financial Statements.......9-24

           (ii) The following unaudited financial statements of Farmers, required by Item 7(a) of Form 8-K, are incorporated herein:

                Unaudited Farmers State Bank Condensed Interim Balance Sheet
                  March 31, 1998..............................................25

                Unaudited Farmers State Bank Condensed Interim Statements of Income
                  The three months ended March 31, 1998 and 1997..............26

                Unaudited Farmers State Bank Condensed Interim Statements of Cash Flows
                  The three months ended March 31, 1998 and 1997..............27

                Notes to Farmers State Bank's Condensed Interim Financial
                Statements....................................................28

                Unaudited Pro Forma Consolidated Balance Sheet
                  March 31, 1998..............................................29

                Unaudited Pro Forma Consolidated Balance Sheet
                  December 31, 1997...........................................30

                Unaudited Pro Forma Consolidated Statement of Income
                  March 31, 1998..............................................31

                Unaudited Pro Forma Consolidated Statement of Income
                  December 31, 1997...........................................32

                Unaudited Pro Forma Consolidated Statement of Income
                March 31, 1997................................................33


           (b)  Exhibits

                The Agreement and Plan of Merger signed by First Citizens and Farmers was filed as an exhibit to First Citizens Report on Form 8-K dated July 3, 1997 and filed on July 10, 1997.

                Financial Data Schedules for the fiscal year ended December 31, 1997 and for the interim year to date period ended March 31, 1998 are incorporated herein.

                         REPORT OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
The Farmers State Bank
New Washington, Ohio


We have audited the accompanying balance sheets of The Farmers State Bank as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Farmers State Bank as of December 31, 1997 and 1996, and the results of its operations, and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                           /s/ Crowe, Chizek and Company LLP
                                           Crowe, Chizek and Company LLP


Columbus, Ohio
June 10, 1998

                             THE FARMERS STATE BANK
                                 BALANCE SHEETS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------


                                                                       1997                1996
                                                                       ----                ----
ASSETS
Cash and due from banks                                           $   3,367,509       $   2,531,372
Federal funds sold                                                    7,200,000             900,000
Interest-bearing deposits                                               347,282           1,033,282
Securities available for sale                                        78,748,373          54,850,367
Securities held to maturity (Estimated fair value of
  $34,778,689 at December 31, 1996)                                                      33,831,385
Loans
     Total loans                                                     67,888,080          58,830,332
     Allowance for loan losses                                       (1,908,051)         (1,293,038)
                                                                  -------------       -------------
         Net loans                                                   65,980,029          57,537,294
Office premises and equipment, net                                      569,035             602,352
Accrued interest and other assets                                     1,983,046           1,844,716
                                                                  -------------       -------------

         Total assets                                             $ 158,195,274       $ 153,130,768
                                                                  =============       =============

LIABILITIES
Deposits
     Noninterest-bearing                                          $   5,361,649       $   4,958,736
     Interest-bearing                                               131,818,415         130,353,188
                                                                  -------------       -------------
         Total deposits                                             137,180,064         135,311,924

Securities sold under repurchase agreements                             900,000             800,000
U.S. Treasury interest-bearing demand note payable                      461,817             387,522
Accrued interest, taxes and other liabilities                         3,301,903           2,370,292
                                                                  -------------       -------------
     Total liabilities                                              141,843,784         138,869,738
                                                                  -------------       -------------

SHAREHOLDERS' EQUITY
Common stock, $20.00 par value:  200,000 shares authorized,
  issued and outstanding at December 31, 1997 and 1996                4,000,000           4,000,000
Additional paid-in capital                                            4,000,000           4,000,000
Retained earnings                                                     6,340,596           5,614,405
Unrealized gain on securities available for sale, net of tax          2,010,894             646,625
                                                                  -------------       -------------
     Total shareholders' equity                                      16,351,490          14,261,030
                                                                  -------------       -------------

         Total liabilities and shareholders' equity               $ 158,195,274       $ 153,130,768
                                                                  =============       =============

                 See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                              STATEMENTS OF INCOME
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                                    1997              1996
                                                    ----              ----
INTEREST INCOME
     Loans, including fees                    $  5,812,836       $  4,822,646
     Taxable securities                          4,024,769          4,377,844
     Nontaxable securities                         858,718            880,366
     Federal funds sold                             99,760            156,267
     Interest bearing deposits                      31,069             93,012
     Other, including dividends                    283,194            240,850
                                              ------------       ------------
         Total interest income                  11,110,346         10,570,985

INTEREST EXPENSE
     Deposits                                    6,796,697          6,549,900
     Other borrowings                               68,589             54,514
                                              ------------       ------------
         Total interest expense                  6,865,286          6,604,414
                                              ------------       ------------

NET INTEREST INCOME                              4,245,060          3,966,571

Provision for loan losses                          694,805            365,000
                                              ------------       ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                      3,550,255          3,601,571

NONINTEREST INCOME
     Service charges on deposit accounts           134,206            128,049
     Security gains (losses), net                 (106,629)             6,172
     Other                                          46,388             60,722
                                              ------------       ------------
         Total noninterest income                   73,965            194,943

NONINTEREST EXPENSE
     Salaries, wages and benefits                1,156,761          1,137,062
     Occupancy expense                              97,653             82,163
     Equipment expense                              48,445             73,711
     Federal deposit insurance premiums             16,805              2,000
     State franchise tax                           195,273            175,041
     Professional fees                             469,223              8,613
     Other operating expenses                      367,282            332,852
                                              ------------       ------------
         Total noninterest expense               2,351,442          1,811,442
                                              ------------       ------------

Income before taxes                              1,272,778          1,985,072
Income tax expense                                 266,587            381,720
                                              ------------       ------------

NET INCOME                                    $  1,006,191       $  1,603,352
                                              ============       ============

EARNINGS PER COMMON SHARE                     $       5.03       $       8.02
                                              ============       ============

                 See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------


                                                           `                         Unrealized
                                                                                       Gain on
                                                      Additional                     Securities           Total
                                       Common           Paid-in        Retained       Available       Shareholders'
                                        Stock           Capital        Earnings       For Sale           Equity
                                        -----           -------        --------       --------           ------

Balance, January 1, 1996           $   3,000,000   $   5,000,000   $    4,291,053   $     464,761   $    12,755,814

Stock split, (50,000 shares
  issued)                              1,000,000      (1,000,000)

Net income                                                              1,603,352                         1,603,352

Cash dividends
  ($ 1.40 per share)                                                     (280,000)                         (280,000)

Change in unrealized gain on
  securities available for sale                                                           181,864           181,864
                                   -------------   -------------   --------------   -------------   ---------------

Balance, December 31, 1996             4,000,000       4,000,000        5,614,405         646,625        14,261,030

Net income                                                              1,006,191                         1,006,191

Cash dividends
  ($ 1.40 per share)                                                     (280,000)                         (280,000)

Change in unrealized gain on
  securities available for sale                                                         1,364,269         1,364,269
                                   -------------   -------------   --------------   -------------   ---------------

Balance, December 31, 1997         $   4,000,000   $   4,000,000   $    6,340,596   $   2,010,894   $    16,351,490
                                   =============   =============   ==============   =============   ===============

                 See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------


                                                                         1997                1996
                                                                         ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                     $  1,006,191       $  1,603,352
     Adjustments to reconcile net income to net cash from
       operating activities
         Security amortization, net                                       40,523             32,006
         Depreciation                                                     73,532             71,049
         Amortization of goodwill                                         10,017             11,836
         Security (gains) losses, net                                    106,629             (6,172)
         Provision for loan losses                                       694,805            365,000
         Deferred income taxes                                          (150,342)           (86,672)
         Change in
              Net deferred loan fees                                      12,867             35,109
              Accrued interest receivable                                 96,698           (129,203)
              Other assets                                              (245,045)            25,580
              Accrued interest, taxes and other liabilities              379,150             53,024
                                                                    ------------       ------------
         Net cash from operating activities                            2,025,025          1,974,909

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities held to maturity
         Proceeds from maturities and repayments                       2,077,889            990,789
         Purchases                                                    (4,447,289)          (991,858)
         Sales                                                         1,329,289
     Securities available for sale
         Proceeds from maturities and repayments                       7,038,591          6,419,674
         Purchases                                                    (4,572,779)        (9,106,711)
         Sales                                                        10,427,598            158,857
     Maturity of interest-bearing deposit                                686,000            588,749
     Loan originations, net of loan payments                          (9,150,407)       (10,845,599)
     Property and equipment expenditures                                 (40,215)          (161,268)
     Change in federal funds sold                                     (6,300,000)           900,000
                                                                    ------------       ------------
         Net cash from investing activities                           (2,951,323)       (12,047,367)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                            1,868,140          8,412,849
     Net change in securities sold under repurchase agreements           100,000            100,000
     Cash dividends paid                                                (280,000)          (240,000)
     Change in U.S. Treasury interest-bearing notes payable               74,295            169,122
                                                                    ------------       ------------
         Net cash from financing activities                            1,762,435          8,441,971
                                                                    ------------       ------------

Net change in cash and cash equivalents                                  836,137         (1,630,487)

Cash and cash equivalents at beginning of period                       2,531,372          4,161,859
                                                                    ------------       ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $  3,367,509       $  2,531,372
                                                                    ============       ============


                 See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the accounting policies adopted by The Farmers State Bank which have a significant effect on the financial statements.

NATURE OF OPERATIONS: The Bank is primarily engaged in the business of commercial and retail banking in Crawford County, Ohio and the communities of Richwood and Green Camp, Ohio. The Bank provides a broad range of banking and financial services including accepting demand, savings and time deposits and granting commercial, real estate and consumer loans.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided. Future results could differ from these estimates. The allowance for loan losses, fair values of financial instruments and status of contingencies are particularly subject to change.

CASH: For purposes of reporting cash flows, the Bank considers "cash and cash equivalents" to include cash on hand and demand deposits with financial institutions. The Bank reports net cash flows for federal funds sold, customer loan transactions, deposit transactions, securities sold under agreements to repurchase and other short-term borrowings. For the years ended December 31, 1997, and 1996, the Bank paid interest of $6,839,000 and $6,521,000, and income taxes of $480,000 and $382,000. Noncash transactions included transfers from loans to other real estate owned totaling $82,000 and transfers of securities held to maturity to securities available for sale of $34,998,000 in the year ended December 31, 1997.

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Securities are written down to fair value when a decline in fair value is not temporary. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Realized gains or losses are determined based on the amortized cost of the specific security sold.

LOANS: Loans are reported at the principal balance outstanding, net of unearned interest and deferred loan fees and costs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs, net of recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions and other factors.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over the estimated useful life of the asset. These assets are reviewed for impairment under SFAS No. 121 when events indicate the carrying amount may not be recoverable. Maintenance and repairs are expensed and major improvements are capitalized.

OTHER REAL ESTATE OWNED: Real estate properties acquired in collection of a loan are recorded at fair value at acquisition. Any reduction from carrying value of the related loan to fair value at the time of acquisition is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount, or fair value less costs to sell. Expenses, gains and losses on disposition and changes in the valuation allowance are reported in other expenses. Other real estate owned included in other assets totaled approximately $82,000 at December 31, 1997. The Bank did not own any other real estate at December 31, 1996.

INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences or temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATIONS OF CREDIT RISK: Most of the business activity of the Bank is with customers located within Crawford County, Ohio and the communities of Richwood and Green Camp, Ohio. Loans secured by one- to four-family residential properties approximated $39,414,000 and $33,607,000 at December 31, 1997 and 1996. Agricultural loans approximated $8,406,000 and $7,826,000 at December 31, 1997 and 1996. Other than agricultural loans, the Bank had no significant concentrations of loans in any one industry as of December 31, 1997 and 1996. The Bank has not experienced any unusual losses in any type of loan category or industry.

FAIR VALUE OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

DIVIDEND RESTRICTION: Banking regulations require the maintenance of certain capital levels and may limit the amount of dividends which may be paid. For regulatory capital requirements, see a separate note.

EARNINGS PER SHARE: Earnings per share is computed based on the weighted average number of shares of capital stock outstanding during each period which totaled 200,000 shares for the years ended December 31, 1997 and 1996. Dividends per share are based on the number of shares outstanding at the declaration date giving retroactive effect to stock splits.

RECLASSIFICATIONS: Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of securities at December 31, 1997 and 1996 are as follows:


                                                                      December 31, 1997
                                           ------------------------------------------------------------------------
                                                                    Gross             Gross            Estimated
                                                Amortized        Unrealized        Unrealized            Fair
                                                  Cost              Gains            Losses              Value
                                                  ----              -----            ------              -----
AVAILABLE FOR SALE

U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies                $     39,072,312    $      207,279     $    (133,020)   $     39,146,571
Mortgage-backed securities                       14,574,434            29,763           (34,094)         14,570,103
Obligations of state and political
  Subdivisions                                   14,094,477           690,539                            14,785,016
Corporate bonds                                   4,551,174            29,706            (8,371)          4,572,509
Equity securities                                 3,234,209         2,460,081           (20,116)          5,674,174
                                           ----------------    --------------     --------------   ----------------

                                           $     75,526,606    $    3,417,368     $    (195,601)   $     78,748,373
                                           ================    ==============     =============    ================

                                                                      December 31, 1996
                                           ------------------------------------------------------------------------
                                                                    Gross             Gross            Estimated
                                                Amortized        Unrealized        Unrealized            Fair
                                                  Cost              Gains            Losses              Value
                                                  ----              -----            ------              -----
AVAILABLE FOR SALE

U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies                $     35,026,307    $       98,764     $    (440,674)   $     34,684,397
Mortgage-backed securities                       15,000,755            24,189           (60,881)         14,964,063
Equity securities                                 3,548,130         1,832,926          (179,149)          5,201,907
                                           ----------------    --------------     -------------    ----------------

                                           $     53,575,192    $    1,955,879     $    (680,704)   $     54,850,367
                                           ================    ==============     =============    ================

HELD TO MATURITY

U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies                $     14,898,233    $      380,536     $    (240,394)   $     15,038,375
Obligations of state and political
  subdivisions                                   15,376,100           765,457              (367)         16,141,190
Mortgage-backed securities                          512,041            24,446               (18)            536,469
Corporate bonds                                   3,045,011            27,585            (9,941)          3,062,655
                                           ----------------    --------------     -------------    ----------------

                                           $     33,831,385    $    1,198,024     $    (250,720)   $     34,778,689
                                           ================    ==============     =============    ================

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

The following table sets forth the amortized cost and estimated fair values of mortgage-backed securities by issuing agency as of December 31, 1997 and 1996.


                                           December 31, 1997                      December 31, 1996
                                 ------------------------------------    --------------------------

                                     Amortized           Estimated           Amortized          Estimated
                                       Cost             Fair Value             Cost            Fair Value
                                       ----             ----------             ----            ----------

AVAILABLE FOR SALE
     FHLMC                       $      5,758,525    $      5,754,385    $     5,935,124     $     5,927,968
     FNMA                               8,553,015           8,532,128          9,065,631           9,036,095
     GNMA                                 262,894             283,590
                                 ----------------    ----------------

                                 $     14,574,434    $     14,570,103    $    15,000,755     $    14,964,063
                                 ================    ================    ===============     ===============

HELD TO MATURITY
     FNMA                                                                $       176,941     $       176,941
     GNMA                                                                        335,100             359,528
                                                                         ---------------     ---------------

                                                                         $       512,041     $       536,469
                                                                         ===============     ===============

The amortized cost and estimated fair value of securities at December 31, 1997, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.


                                                                               December 31, 1997
                                                                               -----------------
                                                                                              Estimated
                                                                          Amortized             Fair
                                                                            Cost                Value
                                                                            ----                -----
     AVAILABLE FOR SALE
              Due in one year or less                                  $     7,861,050    $      7,844,124
              Due after one year through five years                         28,845,430          29,274,879
              Due after five years through ten years                        20,896,556          21,261,186
              Due after ten years                                              114,927             123,907
              Mortgage-backed securities                                    14,574,434          14,570,103
              Equity securities                                              3,234,209           5,674,174
                                                                       ---------------    ----------------

                                                                       $    75,526,606    $     78,748,373
                                                                       ===============    ================

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

Proceeds from sales of securities, gross realized gains and gross realized losses for the years ended December 31, 1997 and 1996 are as follows:


                                                                                    Gross         Gross
                                                                                  Realized      Realized
                                                               Sales Proceeds       Gains        Losses
                                                               --------------       -----        ------

     Year ended December 31, 1997                                 $11,757,000     $  63,000    $ 170,000
     Year ended December 31, 1996                                     159,000         6,000

During 1997, the Bank sold securities classified as held to maturity for interest rate risk management purposes. As a result, all remaining held-to-maturity securities were transferred to the available-for-sale portfolio as of December 31, 1997. Proceeds from these sales totaled $1,329,289, resulting in gross realized gains of $45,289. These sales are included in the above totals. The amortized cost of the remaining held-to-maturity portfolio transferred to available for sale was $34,998,000. The net unrealized gain on these securities was $720,000 on the date of transfer.

Securities with a carrying value of approximately $11,561,000 and $8,660,000 were pledged as of December 31, 1997 and 1996 to secure public deposits, and other deposits and liabilities as required or permitted by law.


NOTE 3 - LOANS

Loans as presented on the balance sheet are comprised of the following classifications at December 31, 1997 and 1996:


                                                                              1997                1996
                                                                              ----                ----

         Commercial and agricultural                                   $    21,926,200    $     19,958,639
         Real estate - mortgage                                             42,142,615          34,018,581
         Real estate - construction                                          1,270,203           1,368,501
         Consumer                                                            2,506,301           3,009,473
         Other                                                                                     400,000
         Leases                                                                736,042             882,540
                                                                       ---------------    ----------------
                                                                            68,581,361          59,637,734
         Deferred loan fees                                                   (213,134)           (200,267)
         Unearned interest                                                    (480,147)           (607,135)
                                                                       ---------------    ----------------

              Total loans                                              $    67,888,080    $     58,830,332
                                                                       ===============    ================

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Certain directors and executive officers, including their immediate families and companies in which they are principal owners, are loan customers of the Bank. The following is a summary of activity during the year ended December 31, 1997 for such loans.


         Balance, January 1, 1997                                      $      821,290
         New loans and advances                                               264,100
         Repayments                                                          (713,087)
         Other changes                                                        135,894
                                                                       --------------

         Balance, December 31, 1997                                    $      508,197
                                                                       ==============

Other changes represents loans guaranteed by an individual who became a Director in 1997.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

A summary of the activity in the allowance for loan losses is as follows:


                                                                               1997               1996
                                                                               ----               ----

         Balance, beginning of period                                    $    1,293,038     $      982,569
         Provision for loan losses                                              694,805            365,000
         Loans charged off                                                     (128,162)           (75,125)
         Recoveries                                                              48,370             20,594
                                                                         --------------     --------------

         Balance, end of period                                          $    1,908,051     $    1,293,038
                                                                         ==============     ==============

Information with respect to impaired loans is as follows:


                                                                            1997                1996
                                                                            ----                ----
         Balance of impaired loans for which no allowance
           for loss has been allocated                                                      $       36,000

         Balance of impaired loans for which an allowance
           for loss has been allocated                                 $    2,618,000            1,197,000

         Portion of allowance for loan loss allocated to
           impaired loans                                                     787,000              525,000

         Average balance of impaired loans during year                      1,925,000            1,177,000

         Interest income recognized during impairment                         197,000              103,000

         Interest income recognized on a cash basis                           194,000                2,000

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1997 and 1996 are as follows:


                                                                            1997                 1996
                                                                            ----                 ----

         Land                                                          $        13,938    $         13,938
         Buildings and improvements                                            696,225             696,225
         Furniture and equipment                                               467,439             427,224
                                                                       ---------------    ----------------
              Total                                                          1,177,602           1,137,387
         Accumulated depreciation                                              608,567             535,035
                                                                       ---------------    ----------------
              Premises and equipment, net                              $       569,035    $        602,352
                                                                       ===============    ================


NOTE 6 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits as of December 31, 1997 and 1996 are summarized as follows:


                                                                           1997                  1996
                                                                           ----                  ----

         Demand                                                      $     11,290,067     $    10,466,616
         Statement and passbook savings                                    22,579,520           24,869,027
         Certificates of deposit:
              $100,000 and greater                                         13,445,329           14,276,885
              Other                                                        84,503,499           80,740,660
                                                                     ----------------    -----------------

              Total                                                  $    131,818,415     $    130,353,188
                                                                     ================     ================

At December 31, 1997, the scheduled maturities of certificates of deposit were as follows:


                           1998                                            $    59,728,583
                           1999                                                 24,124,583
                           2000                                                 11,934,265
                           2001                                                  2,161,397
                                                                           ---------------
                               Total                                       $    97,948,828
                                                                           ===============


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 7 - OTHER BORROWINGS

Securities sold under agreements to repurchase, treasury tax and loan deposits and federal funds purchased are financing arrangements used by the Bank. Physical control is maintained for all securities sold under repurchase agreements. Information concerning securities sold under agreements to repurchase for the years ended December 31, 1997 and 1996, is summarized as follows:


                                                                               1997              1996
                                                                               ----              ----

         Average balance during the year                                 $      863,793     $      905,737
         Average interest rate during the year                                     5.45%              5.02%
         Maximum month-end balance during the year                       $    1,050,000     $    1,100,000

Securities underlying repurchase agreements at December 31, 1997 and 1996, were as follows:


                                                                               1997              1996
                                                                               ----              ----

         Carrying value of securities                                    $    1,018,437     $      999,778
         Fair Value                                                           1,018,437          1,036,045


NOTE 8 - INCOME TAXES

Income tax expense for the years ended December 31, 1997 and 1996, consists of the following:


                                                                                   1997            1996
                                                                                   ----            ----

         Current                                                             $    416,929     $    468,392
         Deferred                                                                (150,342)         (86,672)
                                                                             ------------     ------------

              Total provision for income taxes                               $    266,587     $    381,720
                                                                             ============     ============

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES (Continued)

The differences between the financial statement income tax expense and amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes are as follows:


                                                                                   1997            1996
                                                                                   ----            ----
         Income taxes computed at the statutory federal
           tax rate                                                          $    432,745     $    674,924
         Add (subtract) tax effect of
              Nontaxable interest income, less related
                nondeductible interest expenses                                  (245,866)        (251,579)
              Dividends received deduction                                        (47,588)         (41,625)
              Nondeductible reorganization costs                                  105,992
              Other                                                                21,304
                                                                             ------------     ------------

              Total income tax provision                                     $    266,587     $    381,720
                                                                             ============     ============

The tax effects of principal temporary differences and the resulting deferred tax assets and liabilities at December 31, 1997 and 1996, are as follows:


                                                                                1997              1996
                                                                                ----              ----

         Allowance for loan losses                                       $      593,631     $      384,527
         Deferred loan fees                                                      10,470             15,705
         Nonaccrual loan interest                                                                    7,713
         Other                                                                                      20,661
                                                                         --------------     --------------
              Deferred tax asset                                                604,101            428,606
                                                                         --------------     --------------

         Leases                                                                 (44,320)           (24,705)
         Federal Home Loan Bank stock dividends                                 (12,954)            (2,448)
         Tax depreciation in excess of book                                     (40,930)           (45,898)
         Unrealized gain on securities available for sale                    (1,035,915)          (333,111)
                                                                         --------------     --------------
              Deferred tax liability                                         (1,134,119)          (406,162)
                                                                         --------------     --------------

                  Net deferred tax                                       $     (530,018)    $       22,444
                                                                         ==============     ==============


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 9 - PENSION PLANS

The Bank maintains a fully insured defined benefit pension plan covering substantially all employees. Participants are fully vested after 7 years of participation. The normal retirement benefit is equal to 20% of the average monthly compensation. Monthly benefits are reduced proportionately for each month of service less than 300 at the normal retirement date.

The Bank funds all pension costs through the annual purchase of retirement income insurance and retirement annuity policies.


NOTE 10 - COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their customers. These include commitments to make or purchase loans, undisbursed lines of credit and letters of credit. The Bank's exposure to credit loss in case of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is used for loans recorded on the balance sheet. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained relating to the commitments is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets, deposits and other items. The Bank does make fixed rate loan commitments for short periods of time. However, such commitments were immaterial as of and for the years ending December 31, 1997 and 1996.

Commitments to extend credit and letters of credit approximated the following amounts at December 31, 1997 and 1996:


                                                                                  Contract Amount
                                                                                  ---------------
                                                                               1997              1996
                                                                               ----              ----
         Commitments to extend credit:
              Lines of credit and construction loans                     $    3,363,000     $    3,153,000
              Letters of credit                                                 230,000            331,000
                                                                         --------------     --------------

                                                                         $    3,593,000     $    3,484,000
                                                                         ==============     ==============

The Bank was required to maintain a $375,000 clearing balance with the Federal Reserve Bank at December 31, 1997 and 1996.



                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK
  (Continued)

In the normal course of business, the Bank is involved in various legal actions but, in the opinion of management and its legal counsel, ultimate disposition of such matters is not expected to have a material adverse effect on the financial statements.


NOTE 11 - RESTRICTIONS ON RETAINED EARNINGS

Payment of dividends by the Bank is subject to restrictions by its regulatory agencies. These restrictions generally limit dividends to the current and prior two years net income as defined by the regulations, and dividends may not reduce capital levels below minimum regulatory requirements. In addition, as more fully discussed below, the Bank must obtain prior approval of its regulators before declaring any dividend that would reduce the Tier 1 leverage ratio (as defined) below 7.5%. Under the most restrictive of these requirements, the Bank estimates that retained earnings available for payment of dividends approximates $2,388,000 at December 31, 1997.


NOTE 12 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined).

As of December 31, 1997, the most recent notification from its primary regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY CAPITAL REQUIREMENTS (Continued)

At December 31, 1997 and 1996, the Bank's actual capital levels and minimum required levels were (dollar amounts in thousands):


                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                Actual                Adequacy Purposes         Action Provisions
                                                ------                -----------------         -----------------
                                         Amount       Ratio          Amount       Ratio        Amount       Ratio
                                         ------       -----          ------       -----        ------       -----
         December 31, 1997
         -----------------

     Total capital (to risk
       weighted assets)               $   15,238      20.99%     $    5,808        8.00%     $  7,260       10.00%
     Tier I capital (to risk
       weighted assets)                   14,318      19.72           2,904        4.00         4,356        6.00
     Tier I capital
       (to average assets)                14,318       9.00           6,363        4.00         7,954        5.00


                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                Actual                Adequacy Purposes         Action Provisions
                                                ------                -----------------         -----------------
                                         Amount       Ratio          Amount       Ratio        Amount       Ratio
                                         ------       -----          ------       -----        ------       -----
     December 31, 1996
     -----------------

     Total capital (to risk
       weighted assets)               $   14,530      19.08%     $    6,090        8.00%     $  7,620       10.00%
     Tier I capital (to risk
       weighted assets)                   13,580      17.83           3,050        4.00         4,570        6.00
     Tier I capital
       (to average assets)                13,580       9.10           5,970        4.00         7,460        5.00

At December 31, 1997 and 1996, the Bank was categorized as well capitalized. Management is not aware of any events or circumstances that have occurred that would change the Bank's capital category. Pursuant to a Memorandum of Understanding dated October 31, 1997, by and among the Bank, the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation, which is more fully discussed in Note 14, the Bank must refrain from paying dividends without prior approval if the Bank's Tier I capital to average assets is below 7.50%.


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair values of financial instruments are as follows as of December 31, 1997 and 1996:


                                                           1997                                 1996
                                                           ----                                 ----
                                                Carrying           Estimated          Carrying          Estimated
                                                 Amount           Fair Value           Amount          Fair Value
                                                 ------           ----------           ------          ----------

Financial assets:
    Cash and due from banks                $      3,367,509   $     3,368,000    $     2,531,372   $      2,531,000
    Federal funds sold                            7,200,000         7,200,000            900,000            900,000
    Interest-bearing deposits                       347,282           347,000          1,033,282          1,033,000
    Securities available for sale                78,748,373        78,748,000         54,850,367         54,850,000
    Securities held to maturity                                                       33,831,385         34,779,000
    Net loans                                    65,980,029        66,395,000         57,537,294         58,626,000
    Accrued interest receivable                   1,324,204         1,324,000          1,420,902          1,421,000

Financial liabilities:
    Deposits                                   (137,180,064)     (137,428,000)      (135,311,924)      (135,811,000)
    Securities sold under repurchase
      agreements and other borrowings            (1,361,817)       (1,362,000)        (1,187,522)        (1,188,000)
    Accrued interest payable                     (1,693,749)       (1,694,000)        (1,667,315)        (1,667,000)

The estimated fair value approximates carrying amount for all items except those described below. Estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Estimated fair value for loans is based on the rates charged at year end for new loans with similar maturities, applied until the loan is assumed to reprice or be paid. Estimated fair value for IRAs and certificates of deposit is based on the rates paid at year end for new deposits, applied until maturity. Estimated fair value for other financial instruments and off-balance-sheet loan commitments are considered nominal.


NOTE 14 -OTHER REGULATORY MATTERS

The Bank is subject to regulation by the Ohio Division of Financial Institutions
(ODFI) and the Federal Deposit Insurance Corporation (FDIC). Pursuant to a Memorandum of Understanding (the "MOU") dated October 31, 1997 by and among the Bank, the ODFI and the FDIC, the Bank has agreed to comply with certain directives which are intended to correct operational deficiencies identified in the ODFI's March 14, 1997 Examination Report (the "Examination Report") and improve the Bank's overall financial condition. The MOU specifies various deadlines (generally ranging from 10 to 90 days from the date of the MOU) for the implementation of certain corrective measures and requires that such measures be maintained until such time as the MOU is stayed, modified, terminated or suspended by the ODFI and the FDIC.


                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 14 -OTHER REGULATORY MATTERS (Continued)

The MOU requires the Bank to, among other things:

     i. Achieve and maintain an adequate valuation reserve for loan losses; conduct a quarterly assessment of the loan loss reserve and nonperforming loans; refile Reports of Condition and Income for December 31, 1996 and the first three quarters of 1997 to reflect an appropriate level of Allowance for Loan and Lease Losses; maintain documentation in support of the foregoing; and, submit to the ODFI and the FDIC a record of the methodology used for determining loan loss reserves.

     ii. Develop a written plan designed to improve the Bank's position on certain loans more than $100,000 that are past due on principal or interest by 90 days or more.

     iii.Prepare and submit to the ODFI and the FDIC for review and approval
         (a) a management plan describing actions to be taken by the Bank's Board of Directors to strengthen management and improve the Board's supervision of the Bank's affairs, (b) an amended written loan policy including the recommendations detailed in the Examination Report, (c) written loan review procedures designed to identify and categorize problem credit and assess the overall quality of the loan portfolio,
         (d) an amended approval policy and procedures consistent with the Examination Report and regulatory guidelines (e) an amended written investment policy consistent with regulatory guidelines (f) an amended interest risk policy and procedures consistent with the Examination Report and regulatory guidelines and (g) quarterly progress reports detailing the actions taken to secure compliance with the MOU and the results thereof.

     iv. Establish procedures to ensure that (a) the Bank's officers and employees are aware of, have access to, and adhere to the Bank's loan policy, (b) exceptions to the Bank's loan policy are approved in advanced by the Board of Directors, and (c) the reasons for any such exceptions are noted in the Board minutes and maintained in the obligor's file.

     v. Refrain from (a) declaring or paying dividends without the prior written approval of the ODFI and the FDIC when the Bank's tier one leverage ratio is below 7.5% or (b) extending any additional credit to any borrower who is an obligor to the Bank on any extension of credit or portion thereof that has been charged-off or classified "substandard," "doubtful" or "loss" in the Examination Report or in any subsequent examination report so long as such credit remains uncollected, unless the addition extension of credit has been authorized in advanced by the Bank's Board of Directors in accordance with certain standards and supported by certain documentation.

                                   (Continued)

                             THE FARMERS STATE BANK
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 14 -OTHER REGULATORY MATTERS (Continued)

     vi. Take all necessary steps consistent with sound banking practices to (a) address all violations described in the Examination Report and refrain from engaging in such violations in the future, (b) eliminate and/or correct problems relating to credit information and collateral documentation and ensure proper collection and maintenance of such information and documentation in the future, and (c) ensure all deficiencies in internal routine and controls, as identified in the Examination Report, are eliminated and/or corrected and procedures are implemented to maintain a sound system of internal controls.

    vii. Establish a Compliance Committee comprised of outside directors to monitor compliance with the MOU and written policies and procedures.

   viii. Adopt all plans, policies and procedures required by the MOU and fully comply with all of the terms thereof.

Management and the Board of Directors have implemented corrective actions to comply with provisions of the MOU.


NOTE 15 - MERGER

On July 3, 1997, the Bank entered a definitive agreement to merge with First Citizens Banc Corp (First Citizens) of Sandusky, Ohio. This agreement, as amended, specified that the Bank would receive 6.06 shares of First Citizens' common stock for each of the 200,000 shares of Bank stock outstanding. The merger, which was consummated on April 28, 1998, has been approved by both companies' regulatory agencies and shareholders. The transaction was accounted for using the pooling-of-interest method of accounting.

                             THE FARMERS STATE BANK
                             CONDENSED BALANCE SHEET
                                   (Unaudited)
--------------------------------------------------------------------------------


                                                                                March 31,
                                                                                  1998
                                                                                  ----
ASSETS
Cash and due from banks                                                     $   2,878,136
Federal funds sold                                                              6,600,000
Interest-bearing deposits                                                         248,282
Securities available for sale                                                  77,897,747
Loans
     Total loans                                                               65,252,890
     Allowance for loan losses                                                 (1,883,087)
                                                                            -------------
         Net loans                                                             63,369,803
Office premises and equipment, net                                                589,064
Accrued interest and other assets                                               2,189,284
                                                                            -------------

         Total assets                                                       $ 153,772,316
                                                                            =============

LIABILITIES
Deposits
     Noninterest-bearing                                                    $   4,475,113
     Interest-bearing                                                         129,042,082
         Total deposits                                                       133,517,195

Securities sold under repurchase agreements                                       950,000
U.S. Treasury interest-bearing demand note payable                                    788
Accrued interest, taxes and other liabilities                                   2,231,131
                                                                            -------------
     Total liabilities                                                        136,699,114

SHAREHOLDERS' EQUITY
Common stock, $20.00 par value:  200,000 shares authorized, issued and
  outstanding at March 31, 1998                                                 4,000,000
Additional paid-in capital                                                      4,000,000
Retained earnings                                                               6,701,783
Unrealized gain on securities available for sale, net of tax                    2,371,419
                                                                            -------------
     Total shareholders' equity                                                17,073,202
                                                                            -------------

         Total liabilities and shareholders' equity                         $ 153,772,316
                                                                            =============

                See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

--------------------------------------------------------------------------------


                                                                Three Months Ended
                                                                     March 31,
                                                                     ---------
                                                              1998               1997
                                                              ----               ----
INTEREST INCOME
     Loans, including fees                               $ 1,511,067       $ 1,330,633
     Taxable securities                                      873,966         1,076,634
     Nontaxable securities                                   198,683           218,653
     Federal funds sold                                       71,193             8,958
     Interest bearing deposits                                 5,949            12,295
     Other, including dividends                               48,254            49,244
                                                         -----------       -----------
         Total interest income                             2,709,112         2,696,417

INTEREST EXPENSE
     Deposits                                              1,665,786         1,635,849
     Other borrowings                                         12,890            16,172
                                                         -----------       -----------
         Total interest expense                            1,678,676         1,652,021
                                                         -----------       -----------

NET INTEREST INCOME                                        1,030,436         1,044,396

Provision for loan losses                                                       15,000
                                                         -----------       -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        1,030,436         1,029,396

NONINTEREST INCOME
     Service charges on deposit accounts                      33,147            34,729
     Security losses, net                                                      (35,000)
     Other                                                     5,741            16,322
                                                         -----------       -----------
         Total noninterest income                             38,888            16,051

NONINTEREST EXPENSE
     Salaries, wages and benefits                            310,532           264,552
     Occupancy expense                                        26,101            20,891
     Equipment expense                                         7,149            12,471
     Federal deposit insurance premiums                        4,251             3,875
     State franchise tax                                      56,250            45,012
     Professional fees                                        14,899            31,350
     Other operating expenses                                155,955           101,106
                                                         -----------       -----------
         Total noninterest expense                           575,137           479,257
                                                         -----------       -----------

Income before taxes                                          494,187           566,190
Income tax expense                                           133,000           127,000
                                                         -----------       -----------

NET INCOME                                               $   361,187       $   439,190
                                                         ===========       ===========

EARNINGS PER COMMON SHARE                                $      1.81       $      2.20
                                                         ===========       ===========


                See accompanying notes to financial statements.

                             THE FARMERS STATE BANK
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

--------------------------------------------------------------------------------


                                                                           Three Months Ended
                                                                               March 31,
                                                                               ---------
                                                                         1998               1997
                                                                         ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                     $   361,187       $   439,190
     Adjustments to reconcile net income to net cash from
       operating activities
         Security amortization, net                                      19,962             9,524
         Depreciation                                                    12,730            18,097
         Security losses, net                                               -              35,000
         Provision for loan losses                                          -              15,000
         Change in
              Net deferred loan fees                                    (14,702)            8,961
              Accrued interest receivable                              (132,117)         (114,810)
              Other assets                                              (74,121)          (72,852)
              Accrued interest, taxes and other liabilities            (976,498)         (798,026)
                                                                    -----------       -----------
         Net cash from operating activities                            (803,559)         (459,916)

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities held to maturity
         Proceeds from maturities and repayments                            -             348,013
         Purchases                                                          -            (202,784)
     Securities available for sale
         Proceeds from maturities and repayments                      5,591,524           134,350
         Purchases                                                   (4,214,609)         (500,000)
         Sales                                                                          1,965,000
     Maturities of interest-bearing deposit                              99,000           194,000
     Loan originations, net of loan payments                          2,624,928        (2,370,225)
     Property and equipment expenditures                                (32,759)          (18,485)
     Change in federal funds sold                                       600,000           500,000
                                                                    -----------       -----------
         Net cash from investing activities                           4,668,084            49,869

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                          (3,662,869)        1,261,641
     Net change in securities sold under repurchase agreements           50,000           250,000
     Change in U.S. Treasury interest-bearing notes payable            (461,029)         (134,847)
     Cash dividends paid                                               (280,000)         (280,000)
                                                                    -----------       -----------
         Net cash from financing activities                          (4,353,898)        1,096,794
                                                                    -----------       -----------

Net change in cash and cash equivalents                                (489,373)          686,747

Cash and cash equivalents at beginning of period                      3,367,509         2,531,372
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $ 2,878,136       $ 3,218,119
                                                                    ===========       ===========

                  See accompany notes to financial statements.

                             THE FARMERS STATE BANK
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of The Farmers State Bank ("Bank") at March 31, 1998, and its results of operations and cash flows for the three months ended March 31, 1998 and 1997. All such adjustments are normal and recurring in nature. The accompanying condensed financial statements have been prepared in accordance with Regulation S-X and, therefore, do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances, and should be read in conjunction with the financial statements and notes thereto of the Bank for the year ended December 31, 1997. The accounting policies of the Bank described in the notes to financial statements contained in the Bank's December 31, 1997, financial statements, have been consistently followed in preparing these interim condensed financial statements.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                   (UNAUDITED)


                                                 FIRST                                PRO FORMA               PRO FORMA
                                               CITIZENS            FARMERS           ADJUSTMENTS              COMBINED
                                            -------------       -------------       -------------          -------------

ASSETS
    Cash and due from banks                 $  11,935,231       $   2,878,136       $        --            $  14,813,367
    Federal funds sold                         12,540,000           6,600,000                --               19,140,000
    Interest-bearing deposits                                         248,282                --                  248,282
    Securities
        Available for sale                     62,726,700          77,897,747                --              140,624,447
        Held to maturity                        4,601,684                --                  --                4,601,684
    Loans held for sale                         1,202,580                --                  --                1,202,580
    Loans
        Total loans                           224,122,815          65,252,890                --              289,375,705
        Allowance for loan losses              (2,821,613)         (1,883,087)               --               (4,704,700)
                                            -------------       -------------       -------------          -------------
             Net loans                        221,301,202          63,369,803                --              284,671,005
    Office premises and equipment, net          6,887,238             589,064                --                7,476,302
    Intangible assets                           2,765,999              22,500                --                2,788,499
    Accrued interest and other assets           3,996,500           2,166,784                --                6,163,284
                                            -------------       -------------       -------------          -------------

        Total assets                        $ 327,957,134       $ 153,772,316       $        --            $ 481,729,450
                                            =============       =============       =============          =============

LIABILITIES
    Deposits                                $ 267,320,405       $ 133,517,195       $        --            $ 400,837,600
    FHLB borrowings                            14,182,740                --                  --               14,182,740
    Securities sold under
      repurchase agreements                     8,331,809             950,000                --                9,281,809
    U.S. Treasury interest-
      bearing demand note                       1,212,262                 788                --                1,213,050
    Accrued interest, taxes
      and other liabilities                     1,604,260           2,231,131                --                3,835,391
                                            -------------       -------------       -------------          -------------

        Total liabilities                     292,651,476         136,699,114                --              429,340,590

SHAREHOLDERS' EQUITY
    Common stock                               15,257,520           4,000,000           4,000,000 (A)         23,257,520
    Additional paid-in capital                       --             4,000,000          (4,000,000)(A)
    Retained earnings                          19,615,763           6,701,783                --               26,317,546
    Unrealized gain on securities
      available for sale                          432,375           2,371,419                --                2,803,794
                                            -------------       -------------       -------------          -------------

        Total shareholders' equity             35,305,658          17,073,202                --               52,378,860
                                            -------------       -------------       -------------          -------------

        Total liabilities and
          shareholders' equity              $ 327,957,134       $ 153,772,316       $        --            $ 481,729,450
                                            =============       =============       =============          =============

----------
(A)  Issuance of 1,212,000 First Citizens common shares in exchange for 200,000 Farmers common shares

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                 FIRST                              PRO FORMA            PRO FORMA
                                               CITIZENS            FARMERS          ADJUSTMENTS           COMBINED
                                            -------------       -------------       ------------        -------------

ASSETS
    Cash and due from banks                 $  14,328,125       $   3,367,509       $        --         $  17,695,634
    Federal funds sold                         10,400,000           7,200,000                --            17,600,000
    Interest-bearing deposits                        --               347,282                --               347,282
    Securities
        Available for sale                     58,468,703          78,748,373                --           137,217,076
        Held to maturity                        6,737,206                --                  --             6,737,206
    Loans held for sale                           690,998                --                  --               690,998
    Loans
        Total loans                           224,557,029          67,888,080                --           292,445,109
        Allowance for loan losses              (2,799,000)         (1,908,051)               --            (4,707,051)
                                            -------------       -------------       ------------        -------------
             Net loans                        221,758,029          65,980,029                --           287,738,058
    Office premises and equipment, net          6,993,953             569,035                --             7,562,988
    Intangible assets                           2,847,511              22,500                --             2,870,011
    Accrued interest and other assets           3,698,573           1,960,546                --             5,659,119
                                            -------------       -------------       ------------        -------------

        Total assets                        $ 325,923,098       $ 158,195,274       $        --         $ 484,118,372
                                            =============       =============       ============        =============

LIABILITIES
    Deposits                                $ 265,003,177       $ 137,180,064       $        --         $ 402,183,241
    FHLB borrowings                            14,488,034                --                  --            14,488,034
    Securities sold under
      repurchase agreements                     6,879,346             900,000                --             7,779,346
    U.S. Treasury interest-
      bearing demand note                       2,913,641             461,817                --             3,375,458
    Accrued interest, taxes
      and other liabilities                     1,790,955           3,301,903                --             5,092,858
                                            -------------       -------------       ------------        -------------

        Total liabilities                     291,075,153         141,843,784                --           432,918,937

SHAREHOLDERS' EQUITY
    Common stock                               15,257,520           4,000,000         4,000,000 (A)        23,257,520
    Additional paid-in capital                       --             4,000,000        (4,000,000)(A)                --
    Retained earnings                          19,174,257           6,340,596                --            25,514,853
    Unrealized gain on securities
      available for sale                          416,168           2,010,894                --             2,427,062
                                            -------------       -------------       ------------        -------------

        Total shareholders' equity             34,847,945          16,351,490                --            51,199,435
                                            -------------       -------------       ------------        -------------

        Total liabilities and
          shareholders' equity              $ 325,923,098       $ 158,195,274       $        --         $ 484,118,372
                                            =============       =============       ============        =============

----------

(A)  Issuance of 1,212,000 First Citizens common shares in exchange for 200,000 Farmers common shares.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


                                                 FIRST                         PRO FORMA         PRO FORMA
                                               CITIZENS        FARMERS        ADJUSTMENTS         COMBINED
                                              ----------      ----------      -----------        ----------

INTEREST INCOME
    Loans, including fees                     $4,773,417      $1,511,067      $        --        $6,284,484
    Taxable securities                           613,052         873,966               --         1,487,018
    Nontaxable securities                        303,404         198,683               --           502,087
    Federal funds sold                           131,252          71,193               --           202,445
    Interest-bearing deposits                       --             5,949               --             5,949
    Other, including dividends                     9,693          48,254               --            57,947
                                              ----------      ----------      -----------        ----------
        Total interest income                  5,830,818       2,709,112               --         8,539,930

INTEREST EXPENSE
    Deposits                                   2,286,183       1,665,786               --         3,951,969
    FHLB borrowings                              207,241            --                 --           207,241
    Other borrowings                             107,974          12,890               --           120,864
                                              ----------      ----------      -----------        ----------
        Total interest expense                 2,601,398       1,678,676               --         4,280,074
                                              ----------      ----------      -----------        ----------

Net interest income                            3,229,420       1,030,436               --         4,259,856

Provision for loan losses                        108,000            --                 --           108,000
                                              ----------      ----------      -----------        ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                    3,121,420       1,030,436               --         4,151,856

NONINTEREST INCOME
    Computer center data processing fees         462,092            --                 --           462,092
    Service charges on deposit accounts          138,956          33,147               --           172,103
    Security gains, net                           19,580            --                 --            19,580
    Loan sale gains                               33,965            --                 --            33,965
    Other operating income                       237,684           5,741               --           243,425
                                              ----------      ----------      -----------        ----------
        Total noninterest income                 892,277          38,888               --           931,165

NONINTEREST EXPENSE
    Salaries, wages and benefits               1,393,138         310,532               --         1,703,670
    Net occupancy expense                        141,643          26,101               --           167,744
    Equipment expense                            164,604           7,149               --           171,753
    Federal deposit insurance premiums            14,720           4,251               --            18,971
    State franchise tax                          117,732          56,250               --           173,982
    Professional fees                            151,623          14,899               --           166,522
    Other operating expenses                     760,847         155,955               --           916,802
                                              ----------      ----------      -----------        ----------
        Total noninterest expense              2,744,307         575,137               --         3,319,444
                                              ----------      ----------      -----------        ----------

Income before taxes                            1,269,390         494,187               --         1,763,577

Income tax expense                               370,158         133,000               --           503,158

NET INCOME                                    $  899,232      $  361,187      $        --        $1,260,419
                                              ==========      ==========      ===========        ==========

Earnings per common share                     $     0.29      $     1.81                         $     0.30
                                              ==========      ==========                         ==========

Weighted average shares outstanding            3,051,504         200,000                          4,263,504
                                               =========         =======                          =========

32

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                  FIRST                             PRO FORMA          PRO FORMA
                                                CITIZENS          FARMERS          ADJUSTMENTS          COMBINED
                                              ------------      ------------       -----------        ------------

INTEREST INCOME
    Loans, including fees                     $ 18,461,451      $  5,812,836       $        --        $ 24,274,287
    Taxable securities                           2,512,639         4,024,769                --           6,537,408
    Nontaxable securities                        1,307,425           858,718                --           2,166,143
    Federal funds sold                             483,085            99,760                --             582,845
    Interest-bearing deposits                         --              31,069                --              31,069
    Other, including dividends                      33,292           283,194                --             316,486
                                              ------------      ------------       -----------        ------------
        Total interest income                   22,797,892        11,110,346                --          33,908,238

INTEREST EXPENSE
    Deposits                                     8,450,754         6,796,697                --          15,247,451
    FHLB borrowings                                866,482              --                  --             866,482
    Other borrowings                               492,478            68,589                --             561,067
                                              ------------      ------------       -----------        ------------
        Total interest expense                   9,809,714         6,865,286                --          16,675,000
                                              ------------      ------------       -----------        ------------

NET INTEREST INCOME                             12,988,178         4,245,060                --          17,233,238

Provision for loan losses                          434,663           694,805                --           1,129,468
                                              ------------      ------------       -----------        ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                     12,553,515         3,550,255                --          16,103,770

NONINTEREST INCOME
    Computer center data processing fees         2,191,004              --                  --           2,191,004
    Service charges on deposit accounts            530,525           134,206                --             664,731
    Security gains (losses), net                   213,686          (106,629)               --             107,057
    Loan sale gains                                 61,317              --                  --              61,317
    Other operating income                       1,015,627            46,388                --           1,062,015
                                              ------------      ------------       -----------        ------------
        Total noninterest income                 4,012,159            73,965                --           4,086,124

NONINTEREST EXPENSE
    Salaries, wages and benefits                 5,917,264         1,156,761                --           7,074,025
    Net occupancy expense                          563,504            97,653                --             661,157
    Equipment expense                              812,538            48,445                --             860,983
    Federal deposit insurance premiums              31,145            16,805                --              47,950
    State franchise tax                            435,788           195,273                --             631,061
    Professional fees                              640,585           469,223                --           1,109,808
    Other operating expenses                     3,438,145           367,282                --           3,805,427
                                              ------------      ------------       -----------        ------------
        Total noninterest expense               11,838,969         2,351,442                --          14,190,411
                                              ------------      ------------       -----------        ------------

Income before taxes                              4,726,705         1,272,778                --           5,999,483

Income tax expense                               1,292,352           266,587                --           1,558,939
                                              ------------      ------------       -----------        ------------

NET INCOME                                    $  3,434,353      $  1,006,191       $        --        $  4,440,544
                                              ============      ============       ===========        ============

Earnings per common share                     $       1.13      $       5.03                          $       1.04
                                              ============      ============                          ============

Weighted average shares outstanding              3,051,504           200,000                             4,263,504
                                                 =========           =======                             =========

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)


                                                  FIRST                           PRO FORMA         PRO FORMA
                                                CITIZENS         FARMERS         ADJUSTMENTS         COMBINED
                                              -----------      -----------       -----------        -----------

INTEREST INCOME
    Loans, including fees                     $ 4,381,966      $ 1,330,633       $        --        $ 5,712,599
    Taxable securities                            648,566        1,076,634                --          1,725,200
    Nontaxable securities                         341,412          218,653                --            560,065
    Federal funds sold                            122,087            8,958                --            131,045
    Interest-bearing deposits                        --             12,295                --             12,295
    Other, including dividends                      1,024           49,244                --             50,268
                                              -----------      -----------       -----------        -----------
        Total interest income                   5,495,055        2,696,417                --          8,191,472

INTEREST EXPENSE
    Deposits                                    2,003,429        1,635,849                --          3,639,278
    FHLB borrowings                               222,949             --                  --            222,949
    Other borrowings                               73,788           16,172                --             89,960
                                              -----------      -----------       -----------        -----------
        Total interest expense                  2,300,166        1,652,021                --          3,952,187
                                              -----------      -----------       -----------        -----------

NET INTEREST INCOME                             3,194,889        1,044,396                --          4,239,285

Provision for loan losses                          98,500           15,000                --            113,500
                                              -----------      -----------       -----------        -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                     3,096,389        1,029,396                --          4,125,785

NONINTEREST INCOME
    Computer center data processing fees          576,742             --                  --            576,742
    Service charges on deposit accounts           129,409           34,729                --            164,138
    Security gains (losses), net                    6,250          (35,000)               --            (28,750)
    Other operating income                        213,324           16,322                --            229,646
                                              -----------      -----------       -----------        -----------
        Total noninterest income                  925,725           16,051                --            941,776

NONINTEREST EXPENSE
    Salaries, wages and benefits                1,419,562          264,552                --          1,684,114
    Net occupancy expense                         142,763           20,891                --            163,654
    Equipment expense                             178,624           12,471                --            191,095
    Federal deposit insurance premiums              7,705            3,875                --             11,580
    State franchise tax                           109,058           45,012                --            154,070
    Professional fees                             131,920           31,350                --            163,270
    Other operating expenses                      772,565          101,106                --            873,671
                                              -----------      -----------       -----------        -----------
        Total noninterest expense               2,762,197          479,257                --          3,241,454
                                              -----------      -----------       -----------        -----------

Income before taxes                             1,259,917          566,190                --          1,826,107

Income tax expense                                348,302          127,000                --            475,302

NET INCOME                                    $   911,615      $   439,190       $        --        $ 1,350,805
                                              ===========      ===========       ===========        ===========

Earnings per common share                     $      0.30      $      2.20                          $      0.32
                                              ===========      ===========                          ===========

Weighted average shares outstanding             3,051,504          200,000                            4,263,504
                                              ===========      ===========                          ===========

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has caused this report to be signed on its behalf the undersigned thereunto duly authorized.


First Citizens Banc Corp


/s/ David A. Voight                                        July 10, 1998
-----------------------------------                        ---------------------
David A. Voight                                            Date
President & Chief Executive Officer